Exhibit 99

Chemed Reports First-Quarter 2015 Results

CINCINNATI--(BUSINESS WIRE)--April 28, 2015--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2015, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 5.1% to $377 million
  GAAP Diluted EPS increased 25.0% to $1.40
  Adjusted Diluted EPS increased 16.7% to $1.54

VITAS segment operating results:

  Net Patient Revenue of $270 million, an increase of 3.5%
  Average Daily Census (ADC) of 14,824, an increase of 3.5%
  Admissions of 17,268, an increase of 5.6%
  Net Income, including litigation costs, of $19.3 million, an increase of 6.4%
  Adjusted EBITDA of $36.0 million, an increase of 5.9%
  Adjusted EBITDA margin of 13.3%, an increase of 30 basis points

Roto-Rooter segment operating results:

  Revenue of $107 million, an increase of 9.3%
  Net Income of $12.0 million, an increase of 19.7%
  Adjusted EBITDA of $21.4 million, an increase of 21.3%
  Adjusted EBITDA margin of 20.0%, an increase of 197 basis points

VITAS

Net revenue for VITAS was $270 million in the first quarter of 2015, which is an increase of $9.2 million, or 3.5%, when compared to the prior-year period. This revenue increase is comprised of an average Medicare reimbursement rate increase of approximately 1.4%, a 3.5% increase in average daily census, offset by the impact of the estimated Medicare Cap billing limitation in 2015 when compared to the prior year.

In the first quarter of 2015, VITAS reversed $0.2 million in estimated Medicare Cap billing limitations. This compares to $0.8 million of Medicare Cap billing limitations reversed in the first quarter of 2014. At March 31, 2015, VITAS had 35 Medicare provider numbers, none of which has an estimated 2015 Medicare Cap billing limitation.

Of VITAS’ 35 unique Medicare provider numbers, 34 provider numbers have a Medicare Cap cushion of 10% or greater for the 2015 Medicare Cap period, and one provider number has a cap cushion between 0% and 5%. VITAS generated an aggregate cap cushion of $296 million during the trailing twelve-month period.

Average revenue per patient per day in the quarter, excluding the impact of Medicare Cap, was $201.96, which is 0.3% above the prior-year period. Routine home care reimbursement and high acuity care averaged $164.72 and $702.36, respectively. During the quarter, high acuity days of care were 6.9% of total days of care, 15 basis points less than the prior-year quarter.

The first quarter of 2015 gross margin, excluding the impact of Medicare Cap, was 21.1%, which is a 27 basis point increase when compared to the first quarter of 2014.

Selling, general and administrative expense was $22.0 million in the first quarter of 2015, which is an increase of 1.2% when compared to the prior-year quarter. Adjusted EBITDA, excluding Medicare Cap, totaled $35.8 million in the quarter, an increase of 8.2% over the prior-year period. Adjusted EBITDA margin, excluding the impact from Medicare Cap, was 13.3% in the quarter which is 53 basis points favorable to the prior-year period.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $107 million for the first quarter of 2015, an increase of $9.2 million, or 9.3%, over the prior-year quarter. Water restoration accounted for the majority of this revenue growth, with water and flood remediation services increasing $8.9 million in the quarter.

Roto-Rooter’s gross margin in the quarter was 47.3%, an 88 basis point improvement when compared to the first quarter of 2014. Adjusted EBITDA in the first quarter of 2015 totaled $21.4 million, an increase of 21.3%, and the Adjusted EBITDA margin was 20.0% in the quarter, 197 basis points higher than the prior year.

Chemed Consolidated

As of March 31, 2015, Chemed had total cash and cash equivalents of $28 million and debt of $161 million.

In June 2014 Chemed entered into a five-year Amended and Restated Credit Agreement that consisted of a $100 million amortizable term loan and a $350 million revolving credit facility. The interest rate on this facility has a floating rate that is currently LIBOR plus 112.5 basis points. At March 31, 2015, the Company had approximately $248 million of undrawn borrowing capacity under this credit agreement.

Capital expenditures through March 31, 2015, aggregated $8.6 million and compares to depreciation and amortization during the same period of $8.6 million.

In the first quarter of 2015, Chemed’s Board of Directors authorized an additional $100 million for stock repurchase under Chemed’s existing share repurchase program. These share repurchases will be funded through a combination of cash generated from operations as well as utilization of its revolving credit facility. Chemed currently has $111.8 million of authorization under this share repurchase plan. The Company did not repurchase any Chemed stock in the first quarter of 2015.

Guidance for 2015

Full-year 2015 revenue growth for VITAS, prior to Medicare Cap, is estimated to be in the range of 3% to 4%. Admissions in 2015 are estimated to increase 4% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 14% to 15%. Medicare Cap billing limitations for calendar year 2015 are estimated to be $4.3 million.

Roto-Rooter is forecasted to achieve full-year 2015 revenue growth of 3% to 4%. This revenue estimate is based upon continued expansion in water restoration services coupled with increased job pricing of approximately 1%. Adjusted EBITDA margin for 2015 is estimated in the range of 19% to 20%.

Management estimates that full-year 2015 adjusted earnings per diluted share, which excludes non-cash expense for stock options, costs related to litigation, and other discrete items, will be in the range of $6.50 to $6.70. This compares to Chemed’s 2014 reported adjusted earnings per diluted share of $6.07.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Wednesday, April 29, 2015, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (800) 706-7745 for U.S. and Canadian participants and (617) 614-3472 for international participants. The participant passcode is 44919288. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay pass code is 67403472. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to over 14,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements.

These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2015	2014
Service revenues and sales	$376,652	$358,300
Cost of services provided and goods sold	268,885	257,819
Selling, general and administrative expenses (aa)	58,588	55,671
Depreciation	8,032	7,149
Amortization	576	1,009
Total costs and expenses	336,081	321,648
Income from operations	40,571	36,652
Interest expense	(969)	(3,815)
Other income--net (bb)	563	816
Income before income taxes	40,165	33,653
Income taxes	(15,628)	(13,079)
Net income	$24,537	$20,574

Earnings Per Share
Net income	$1.45	$1.17
Average number of shares outstanding	16,914	17,510

Diluted Earnings Per Share
Net income	$1.40	$1.12
Average number of shares outstanding	17,466	18,305

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):
	Three Months Ended March 31,
	2015	2014
SG&A expenses before long-term incentive compensation and the impact of market value gains related to deferred compensation plans	$56,704	$54,136
Market value gains related to deferred compensation plans	950	1,162
Long-term incentive compensation	934	373
Total SG&A expenses	$58,588	$55,671

(bb) Other income--net comprises (in thousands):
	Three Months Ended March 31,
	2015	2014
Market value gains related to deferred compensation plans	$950	$1,162
Gain/(loss) on disposal of property and equipment	48	(278)
Interest income	44	(50)
Other	(479)	(18)
Total other income--net	$563	$816

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	March 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$28,335	$39,479
Accounts receivable less allowances	145,757	116,152
Inventories	6,166	6,676
Current deferred income taxes	16,926	13,769
Prepaid income taxes	1,279	3,406
Prepaid expenses	10,023	18,930
Total current assets	208,486	198,412
Investments of deferred compensation plans held in trust	52,075	45,732
Properties and equipment, at cost less accumulated depreciation	104,796	93,575
Identifiable intangible assets less accumulated amortization	55,901	56,276
Goodwill	466,576	466,961
Other assets	7,843	7,664
Total Assets	$895,677	$868,620

Liabilities
Current liabilities
Accounts payable	$43,618	$38,599
Current portion of long-term debt	6,875	185,825
Income taxes	13,033	3,967
Accrued insurance	42,498	39,391
Accrued compensation	43,578	38,233
Accrued legal	1,115	7,154
Other current liabilities	20,853	24,682
Total current liabilities	171,570	337,851
Deferred income taxes	28,794	28,232
Long-term debt	154,375	-
Deferred compensation liabilities	51,407	45,498
Other liabilities	12,989	11,106
Total Liabilities	419,135	422,687
Stockholders' Equity
Capital stock	33,516	32,621
Paid-in capital	553,565	504,883
Retained earnings	791,970	703,385
Treasury stock, at cost	(904,825)	(797,141)
Deferred compensation payable in Company stock	2,316	2,185
Total Stockholders' Equity	476,542	445,933
Total Liabilities and Stockholders' Equity	$895,677	$868,620

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash Flows from Operating Activities
Net income	$24,537	$20,574
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,608	8,158
Provision for uncollectible accounts receivable	3,804	3,304
Provision for deferred income taxes	(2,734)	6,841
Stock option expense	1,444	1,309
Noncash long-term incentive compensation	934	373
Amortization of debt issuance costs	131	337
Amortization of discount on convertible notes	-	2,261
Changes in operating assets and liabilities, excluding amounts acquired in business combinations:
Increase in accounts receivable	(24,926)	(27,700)
Decrease in inventories	2	27
Decrease/(increase) in prepaid expenses	1,433	(1,112)
Decrease in accounts payable and other current liabilities	(9,538)	(32,561)
Increase in income taxes	11,696	5,322
Increase in other assets	(2,815)	(1,069)
Increase in other liabilities	2,569	3,080
Excess tax benefit on share-based compensation	(2,900)	(1,399)
Other sources	129	409
Net cash provided/(used) by operating activities	12,374	(11,846)
Cash Flows from Investing Activities
Capital expenditures	(8,553)	(8,131)
Business combinations	-	(250)
Other sources	351	29
Net cash used by investing activities	(8,202)	(8,352)
Cash Flows from Financing Activities
Proceeds from long-term debt	37,200	-
Payments on long-term debt	(23,450)	-
Capital stock surrendered to pay taxes on stock-based compensation	(5,464)	(2,916)
Proceeds from exercise of stock options	4,899	13,193
Dividends paid	(3,743)	(3,303)
Excess tax benefit on share-based compensation	2,900	1,399
Increase/(decrease) in cash overdrafts payable	(1,528)	369
Purchase of treasury stock	-	(32,982)
Other uses	(783)	(501)
Net cash provided/ (used) by financing activities	10,031	(24,741)
Increase/(Decrease) in Cash and Cash Equivalents	14,203	(44,939)
Cash and cash equivalents at beginning of year	14,132	84,418
Cash and cash equivalents at end of period	$28,335	$39,479

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2015
Service revenues and sales	$269,613	$107,039	$-	$376,652
Cost of services provided and goods sold	212,495	56,390	-	268,885
Selling, general and administrative expenses (a)	21,971	28,761	7,856	58,588
Depreciation	4,785	3,094	153	8,032
Amortization	167	108	301	576
Total costs and expenses	239,418	88,353	8,310	336,081
Income/(loss) from operations	30,195	18,686	(8,310)	40,571
Interest expense (a)	(57)	(96)	(816)	(969)
Intercompany interest income/(expense)	1,726	838	(2,564)	-
Other income/(expense)—net	(433)	46	950	563
Income/(loss) before income taxes	31,431	19,474	(10,740)	40,165
Income taxes (a)	(12,116)	(7,466)	3,954	(15,628)
Net income/(loss)	$19,315	$12,008	$(6,786)	$24,537

2014
Service revenues and sales	$260,412	$97,888	$-	$358,300
Cost of services provided and goods sold	205,392	52,427	-	257,819
Selling, general and administrative expenses (b)	21,714	27,181	6,776	55,671
Depreciation	4,614	2,399	136	7,149
Amortization	419	145	445	1,009
Total costs and expenses	232,139	82,152	7,357	321,648
Income/(loss) from operations	28,273	15,736	(7,357)	36,652
Interest expense (b)	(56)	(97)	(3,662)	(3,815)
Intercompany interest income/(expense)	1,344	649	(1,993)	-
Other income/(expense)-net	(293)	(59)	1,168	816
Income/(loss) before income taxes	29,268	16,229	(11,844)	33,653
Income taxes (b)	(11,109)	(6,196)	4,226	(13,079)
Net income/(loss)	$18,159	$10,033	$(7,618)	$20,574

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2015
Net income/(loss)	$19,315	$12,008	$(6,786)	$24,537
Add/(deduct):
Interest expense	57	96	816	969
Income taxes	12,116	7,466	(3,954)	15,628
Depreciation	4,785	3,094	153	8,032
Amortization	167	108	301	576
EBITDA	36,440	22,772	(9,470)	49,742
Add/(deduct):
Intercompany interest income/(expense)	(1,726)	(838)	2,564	-
Interest income	(34)	(10)	-	(44)
Expenses related to OIG investigation	1,274	-	-	1,274
Expenses related to litigation settlements	-	5	-	5
Advertising cost adjustment (c)	-	(506)	-	(506)
Stock option expense	-	-	1,444	1,444
Long-term incentive compensations	-	-	934	934
Adjusted EBITDA	$35,954	$21,423	$(4,528)	$52,849

2014
Net income/(loss)	$18,159	$10,033	$(7,618)	$20,574
Add/(deduct):
Interest expense	56	97	3,662	3,815
Income taxes	11,109	6,196	(4,226)	13,079
Depreciation	4,614	2,399	136	7,149
Amortization	419	145	445	1,009
EBITDA	34,357	18,870	(7,601)	45,626
Add/(deduct):
Intercompany interest income/(expense)	(1,344)	(649)	1,993	-
Interest income	64	(8)	(6)	50
Expenses related to OIG investigation	748	-	-	748
Expenses related to litigation settlements	113	193	-	306
Acquisition expenses	1	-	-	1
Advertising cost adjustment (c)	-	(741)	-	(741)
Stock option expense	-	-	1,309	1,309
Long-term incentive compensations	-	-	373	373
Adjusted EBITDA	$33,939	$17,665	$(3,932)	$47,672

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2015	2014
Net income as reported	$24,537	$20,574

Add after-tax cost of:
Stock option expense	910	822
Expenses related to OIG investigation	790	464
Long-term incentive compensation	591	236
Expenses related to litigation settlements	3	187
Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	1,429
Acquisition expenses	-	1
Adjusted net income	$26,831	$23,713

Diluted Earnings Per Share As Reported
Net income	$1.40	$1.12
Average number of shares outstanding	17,466	18,305

Adjusted Diluted Earnings Per Share
Adjusted net income	$1.54	$1.32
Adjusted average number of shares outstanding (d)	17,466	18,019

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

	Three Months Ended March 31,
OPERATING STATISTICS	2015	2014
Net revenue ($000) (e)
Homecare	$204,541	$195,397
Inpatient	26,716	25,993
Continuous care	38,191	38,175
Total before Medicare cap allowance	$269,448	$259,565
Medicare cap allowance	165	847
Total	$269,613	$260,412
Net revenue as a percent of total before Medicare cap allowance
Homecare	75.9%	75.3%
Inpatient	9.9	10.0
Continuous care	14.2	14.7
Total before Medicare cap allowance	100.0	100.0
Medicare cap allowance	0.1	0.3
Total	100.1%	100.3%
Average daily census ("ADC") (days)
Homecare	10,877	10,476
Nursing home	2,920	2,828
Routine homecare	13,797	13,304
Inpatient	440	437
Continuous care	587	576
Total	14,824	14,317

Total Admissions	17,268	16,353
Total Discharges	16,990	16,002
Average length of stay (days)	79.0	81.1
Median length of stay (days)	13.0	14.0
ADC by major diagnosis
Neurological	23.7%	39.2%
Cerebro	28.0	5.5
Cancer	16.9	17.3
Cardio	17.8	14.7
Respiratory	7.8	3.3
Other	5.8	20.0
Total	100.0%	100.0%
Admissions by major diagnosis
Neurological	12.9%	21.8%
Cerebro	18.6	6.7
Cancer	30.6	32.4
Cardio	15.8	13.8
Respiratory	10.8	9.9
Other	11.3	15.4
Total	100.0%	100.0%
Direct patient care margins (f)
Routine homecare	52.7%	52.8%
Inpatient	8.4	4.2
Continuous care	15.9	16.6
Homecare margin drivers (dollars per patient day)
Labor costs	$57.21	$55.44
Drug costs	6.50	7.24
Home medical equipment	6.41	6.61
Medical supplies	2.92	3.22
Inpatient margin drivers (dollars per patient day)
Labor costs	$339.37	$349.71
Continuous care margin drivers (dollars per patient day)
Labor costs	$587.63	$593.77
Bad debt expense as a percent of revenues	1.0%	1.0%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	41.3	42.7
Days of revenue outstanding- including unapplied Medicare payments	38.1	33.8

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014
(unaudited)

(a)	Included in the results of operations for the three months ended March 31, 2015, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Roto-Rooter	Corporate	Total
	Selling, general and administrative expenses
	Expenses related to OIG investigation	$(1,274)	$-	$-	$(1,274)
	Expenses related to litigation settlements	-	(5)	-	(5)
	Stock option expense	-	-	(1,444)	(1,444)
	Long-term incentive compensation	-	-	(934)	(934)
	Pretax impact on earnings	(1,274)	(5)	(2,378)	(3,657)
	Income tax benefit/(charge) on the above	484	2	877	1,363
	After-tax impact on earnings	$(790)	$(3)	$(1,501)	$(2,294)

(b)	Included in the results of operations for the three months ended March 31, 2014, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Roto-Rooter	Corporate	Total
	Selling, general and administrative expenses
	Expenses related to OIG investigation	$(748)	$-	$-	$(748)
	Expenses related to litigation settlements	(113)	(193)	-	(306)
	Acquisition expenses	(1)	-	-	(1)
	Stock option expense	-	-	(1,309)	(1,309)
	Long-term incentive compensation	-	-	(373)	(373)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(2,259)	(2,259)
	Pretax impact on earnings	(862)	(193)	(3,941)	(4,996)
	Income tax benefit/(charge) on the above	327	76	1,454	1,857
	After-tax impact on earnings	$(535)	$(117)	$(2,487)	$(3,139)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first quarters of 2015 and 2014, GAAP advertising expense for Roto-Rooter totaled $6,067,000 and $6,515,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first quarters of 2015 and 2014 would total $6,573,000 and $7,256,000, respectively.

(d)

Adjusted diluted average shares outstanding for 2014 excludes the estimated dilutive impact of the Convertible Notes (285,000 shares for the first quarter of 2014) as this impact was offset entirely by the Convertible Note Hedges when such conversion occurred in the second quarter of 2014.

(e)

VITAS has nine large (greater than 450 ADC), 17 medium (greater than 200 but less than 450 ADC) and 23 small (less than 200 ADC) hospice programs. Of VITAS' 35 unique Medicare provider numbers, 34 provider numbers have a Medicare cap cushion of 10% or greater during the current Medicare cap year and one provider number has a Medicare cap cushion between 0% and 5%.

(f)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901